Exhibit 99.1

Media Contact: Investor Contact:	Kimberly Kuo Senior Vice President, Public Affairs, Communications and Communities 704-557-4584 Clifford M. Deal, III Senior Vice President & CFO 704-557-4633

Coca-Cola Bottling Co. Consolidated Signs Definitive Agreements

To Expand Distribution Territory and Purchase Manufacturing Facility

•	Distribution territory expansion includes new markets in northern Ohio

•	Purchase of manufacturing facility in Twinsburg, Ohio

CHARLOTTE, April 13, 2017 – Coca-Cola Bottling Co. Consolidated (NASDAQ: COKE) today announced it has signed definitive agreements with an affiliate of The Coca-Cola Company to expand the bottler’s distribution territory to include additional territory located within parts of northern Ohio and to purchase a manufacturing facility in Twinsburg, Ohio.

The definitive agreement to expand the Company’s distribution territory (the “Distribution Expansion Agreement”) includes the proposed territory expansion described in the previously-announced Letter of Intent dated February 8, 2016 (as amended, the “February 2016 Letter of Intent”) between the Company and The Coca-Cola Company. The Distribution Expansion Agreement includes the acquisition of territory in Akron, Elyria, Toledo, Willoughby and Youngstown, Ohio currently served by Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly-owned subsidiary of The Coca-Cola Company. The Company announced in February 2017 that distribution territory associated with CCR’s Wheeling and Fairmont, West Virginia sales centers would no longer be part of the distribution territory expansion transaction contemplated by the February 2016 Letter of Intent. The Company expects to close the transactions contemplated by the Distribution Expansion Agreement in April 2017.

The definitive agreement to acquire the Twinsburg, Ohio manufacturing facility from CCR (the “Manufacturing Acquisition Agreement”) represents the proposed expansion of the Company’s manufacturing facilities described in the February 2016 Letter of Intent. The Company expects to complete the acquisition of this manufacturing facility in April 2017.

The Company is continuing to work towards definitive agreements with The Coca-Cola Company for the remaining transactions proposed in previously announced Letters of Intent dated June 14, 2016, February 6, 2017 and April 11, 2017, including:

•	the exchange of distribution territory in the southern parts of Alabama, Georgia and Mississippi and south-central Kentucky and a manufacturing facility in Mobile, Alabama for distribution territory in parts of Arkansas, southwestern Tennessee and northwestern Mississippi and manufacturing facilities in Memphis, Tennessee and West Memphis, Arkansas; and

•	the expansion of its distribution territory in and around Cleveland, Ohio.

The Company is also continuing to work towards a definitive agreement with Coca-Cola Bottling Company United, Inc. (“United”) for the exchange of distribution territory in south-central Tennessee, northwest Alabama, and northwest Florida for distribution territory in and around Spartanburg and Bluffton, South Carolina, as proposed in the previously announced Letter of Intent dated June 14, 2016 between the Company and United.

The Distribution Expansion Agreement contemplates the purchase by the Company of distribution assets and certain working capital items from CCR relating to the territory described above and the purchase of exclusive rights to distribute certain non-Coca-Cola beverage brands in the territory. CCR will grant the Company the exclusive rights to distribute, promote, market and sell beverage brands owned by The Coca-Cola Company as well as certain other beverage brands not owned by The Coca-Cola Company that are currently being distributed in the territory under an amendment to the Company’s comprehensive beverage agreement to be entered into at closing. Under such amended agreement, the Company will make a quarterly sub-bottling payment to CCR on a continuing basis after the closing for the grant of such exclusive rights.

The Manufacturing Acquisition Agreement and other agreements to be entered into at the closing thereunder will provide the Company with the rights to manufacture and produce beverage brands owned by The Coca-Cola Company as well as certain other beverage brands not owned by The Coca-Cola Company that are currently being manufactured by CCR at the Twinsburg, Ohio facility, if any. The transaction includes the purchase by the Company of manufacturing assets and certain working capital items from CCR relating to this manufacturing facility.

Closings of the transactions covered by the definitive agreements are subject to the parties satisfying certain conditions. There can be no assurances that these conditions will be satisfied or, if not satisfied, waived. The Company will file a Current Report on Form 8-K with the Securities and Exchange Commission regarding the proposed transactions that will be available on the Commission’s website at www.sec.gov and on the Company’s website at www.cokeconsolidated.com. For more information about the transactions, including the closing conditions and the Company’s relationship with The Coca-Cola Company, investors should read the information included in the Company’s Current Report on Form 8-K that will be filed and the agreements filed as exhibits to such report.

About Coca-Cola Bottling Co. Consolidated:

Coke Consolidated is the largest independent Coca-Cola bottler in the United States. Our Purpose is to honor God, serve others, pursue excellence and grow profitably. For 115 years, we have been deeply committed to the consumers, customers and communities we serve and passionate about the broad portfolio of beverages and services we offer. We make, sell and distribute beverages of The Coca-Cola Company and other partner companies in more than 300 brands and flavors across 16 states to over 43 million consumers.

Headquartered in Charlotte, N.C., Coke Consolidated is traded on the NASDAQ under the symbol COKE. More information about the company is available at www.cokeconsolidated.com. Follow Coke Consolidated on Facebook, Twitter, Instagram and LinkedIn.

Cautionary Information Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties. The words “believe,” “expect,” “project,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. These statements include, among others, statements regarding the time frame for completing the proposed territory expansions and manufacturing facility acquisitions. Factors that might cause Coke Consolidated’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: lower than expected selling pricing resulting from increased marketplace competition; changes in how significant customers market or promote our products; changes in our top customer relationships; changes in public and consumer preferences related to nonalcoholic beverages; unfavorable changes in the general economy; miscalculation of our need for infrastructure or capital investment; our inability to meet requirements under beverage agreements; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of marketing funding support; changes in The Coca-Cola Company’s and other beverage companies’ levels of advertising, marketing and spending on brand innovation; the inability of our aluminum can or plastic bottle suppliers to meet our purchase requirements; our inability to offset higher raw material costs with higher selling prices, increased bottle/can sales volume or reduced expenses; consolidation of raw material suppliers; incremental risks resulting from increased purchases of finished goods; sustained increases in fuel costs or our inability to secure adequate supplies of fuel; sustained increases in workers’ compensation, employment practices and vehicle accident claims costs; sustained increases in the cost of employee benefits; product liability claims or product recalls; technology failures; changes in interest rates; the impact of debt levels on operating flexibility and access to capital and credit markets; adverse changes in our credit rating (whether as a result of our operations or prospects or as a result of those of The Coca-Cola Company or other bottlers in the Coca-Cola system); changes in legal contingencies; legislative changes affecting our distribution and packaging; adoption of significant product labeling or warning requirements; additional taxes resulting from tax audits; natural disasters and unfavorable weather; global climate change or legal or regulatory responses to such change; issues surrounding labor relations; bottler system disputes; our use of estimates and assumptions; changes in accounting standards; impact of obesity and health concerns on product demand; public policy challenges regarding the sale of soft drinks in schools; the impact of volatility in the financial markets on access to the credit markets; the impact of acquisitions or dispositions of bottlers by their franchisors; changes in the inputs used to calculate our acquisition related contingent consideration liability; and the concentration of our capital stock ownership. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in our Annual Report on Form 10-K for the year ended January 1, 2017 under Part I, Item 1A “Risk Factors,” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. The forward-looking statements contained in this news release speak only as of this date, and the Company does not assume any obligation to update them except as required by law.

—Enjoy Coca-Cola—